CORPORATE AGENTS INC.
1013 CENTRE ROAD BOX 9237, WILMINGTON, DE




                        OFFICE OF THE SECRETARY OF STATE


                                                              Exhibit 3




     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "MAXIMUS FUND I, L.L.C.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JANUARY, A.D. 1997, AT 9 O'CLOCK A.M.



                                  [GREAT SEAL OF THE STATE OF DELAWARE]






                                             /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

                     [Secretary's Seal]     AUTHENTICATION:  8291461

                                                      DATE:  01-21-97







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                            CERTIFICATE OF FORMATION

                                       OF

                             MAXIMUS FUND I, L.L.C.
                          A LIMITED LIABILITY COMPANY



FIRST:  The name of the limited liability company is:

                             MAXIMUS FUND I, L.L.C.

SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed and acknowledged this Certificate of Formation this seventeenth day of January, A.D. 1997.






/s/ Carrie Hagan
-----------------------
Carrie Hagan
Authorized Person





STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/17/1997
971016921-2707628